UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 19, 2014
(Date of earliest event reported)

METROSPACES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-186559 (Commission File Number)	90-0817201 (IRS Employer Identification Number)

888 Brickell Key Dr., Unit 1102 Miami, FL (Address of principal executive offices)	33131 (Zip Code)
(305) 600-0407 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2014, the Company issued a Convertible Promissory Note, dated as of February 19, 2014, in the principal amount of $260,000.00 (the “New Note”), to Richard S. Astrom. The New Note was issued under a Promissory Note Exchange Agreement, dated as of February 19, 2014, between the Company and Mr. Astrom (the “Exchange Agreement”), solely in exchange for a Promissory Note, dated August 13, 2012, in a like principal amount (the “Original Note”). The New Note bears interest at the rate of 0.30% per annum and is due one year after its date of issuance. The New Note is convertible into shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”), at a price per share of 41.5% of the Current Market Price, as defined in the Exchange Agreement. The New Note is secured by the pledge of all of the shares of the common stock of Urban Spaces, Inc., the Company’s wholly owned subsidiary, through which it conducts all of its operations, pursuant to a Pledge Agreement, dated as of August 12, 2012, between the Company and Mr. Astrom (the “Pledge Agreement”), which also secured the Original Note. The New Note and the Exchange Agreement contain certain covenants which the Company is obliged to observe.

The Company agreed with Mr. Astrom to issue the New Note solely in exchange for the Original Note because both of them recognized that it was unlikely that the Company could repay the Original Note in accordance with its terms. The Original Note had previously been amended on August 12, 2013, to extend its due date to April 14, 2014, because the Company was unable to repay the Original Note when it was originally due on August 12, 2013. The Company believes that it is unlikely that it will be able to repay the New Note when due. If Mr. Astrom were to declare a default under the New Note, as he would be entitled to do in the event that the Company were not to repay the New Note when it becomes due or otherwise defaulted under the New Note, he would be able to foreclose upon the shares of Urban Spaces, Inc., pursuant to the Pledge Agreement. If these shares were sold in a foreclosure sale, the Company would lose all of its operations and substantially all of its assets and become a shell company, which would adversely affect the Company and its stockholders. Accordingly, the Company believes that it is in the best interest of the Company and its stockholders to provide Mr. Astrom with an opportunity to convert the indebtedness of the Company to him under the New Note into shares of Common Stock, thereby avoiding such default.

On February 19, 2014, assignees of Mr. Astrom converted $107,640.00 of the principal amount of the New Note into 240,000,000 shares of Common Stock, thereby reducing the unpaid principal amount of the New Note to $152,360.00.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the New Note and the Exchange Agreement, and is subject to and qualified in its entirety by reference to the full texts thereof, which are filed as Exhibits 10.14 and 10.15, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

10.14	Promissory Note Exchange Agreement, dated as of February 19, 2014, by and between the Company and Richard S. Astrom.
10.15	Convertible Promissory Note, dated as of February 19, 2014, made by the Company in favor of Richard S. Astrom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROSPACES, INC.

Dated:	March 14, 2014	By:	/s/ Oscar Brito
Oscar Brito
President

Exhibit Index

Exhibit No.	Description
10.14	Promissory Note Exchange Agreement, dated as of February 19, 2014, by and between the Company and Richard S. Astrom.
10.15	Convertible Promissory Note, dated as of February 19, 2014, made by the Company in favor of Richard S. Astrom.